FOR IMMEDIATE RELEASE            CONTACT:    Jennifer Wolfenbarger / Dean Cantrell
Franklin Electric Co., Inc.
                                InvestorRelations@fele.com

FRANKLIN ELECTRIC ENTERS INTO AGREEMENT TO ACQUIRE CHALLENGE PUMPS, STRENGTHENING GLOBAL MINERAL EXTRACTION DEWATERING PLATFORM

October 27, 2026
Flow control leader adds recurring aftermarket revenue, expands mineral extraction water management capabilities, and enhances exposure to attractive industrial end markets.
Expands Franklin Electric's position in mission-critical mineral extraction and industrial water management applications.
Strengthens Franklin Electric's ability to provide comprehensive mine water-management solutions across the mining lifecycle.
Adds differentiated mine dewatering technology and long-standing relationships with mining companies and contractors.
Increases exposure to recurring aftermarket revenue, with more than 55% of revenue generated from parts and services over the last three years.
Expected to be accretive to Adjusted EPS1 in 2027.
Attractive financial profile with approximately US$52 Million (A$73 Million) of FY2026 (ending June) revenue and US$18 Million (A$26 Million) of EBITDA1, representing EBITDA margins1 of approximately 35%.
Expected to create attractive revenue and cost synergy opportunities by leveraging Franklin Electric’s global commercial, operational and supply-chain capabilities.
Fort Wayne, IN – October 27, 2026 – Franklin Electric Co., Inc. (NASDAQ: FELE),
a global leader in flow control with a focus in water and energy systems, today announced it has entered into a definitive agreement to acquire Challenge Pumps Holdings Pty Ltd, a leading provider of underground mine dewatering solutions headquartered in Perth, Western Australia.

Under the terms of the agreement, Franklin Electric will acquire Challenge Pumps for approximately US$181 million (A$259 million) in cash, subject to customary purchase price adjustments, plus contingent consideration of up to US$14 million (A$20 million) tied to future revenue performance following closing. The transaction is expected to close in 2026 following completion of the target's audit process and satisfaction of customary closing conditions.

Challenge Pumps designs and manufactures specialized high-head dewatering pumps, engineered pumping systems, and aftermarket solutions for underground mining operations. The company serves leading mining companies and mining contractors across Australia and international mining regions and has established a strong reputation for reliability, application expertise, and lifecycle performance in demanding underground environments. The company generated approximately US$52 million (A$73 million) in revenue and US$18 million (A$26 million) in EBITDA1 in FY2026 ending in June, with strong profitability and a high proportion of recurring aftermarket parts and service revenue over the last three years.

“This acquisition represents another important step in our strategy to build a broader, more resilient flow control company,” said Joe Ruzynski, Chief Executive Officer of Franklin Electric. “Challenge Pumps has built a leading position in underground mine dewatering through product performance, application expertise, and exceptional customer support. The business adds a highly differentiated technology platform, significant recurring aftermarket revenue, and strong exposure to long-term growth drivers in the mineral extraction market. Combined with Franklin Electric's global footprint and commercial capabilities, we believe there is a meaningful opportunity to accelerate growth while continuing to deliver exceptional value to customers.”

Key Strategic and Financial Benefits of the Transaction
Strengthens Franklin Electric’s position in mineral extraction and industrial water management: Challenge Pumps expands Franklin Electric's participation in underground mine dewatering, an essential operating function within mining operations. The business serves applications where water management is critical to mine productivity, safety, and operational continuity. Long-term demand is supported by global investment in mining, infrastructure, electrification, energy transition, and industrial development.
Adds a leading platform in a specialized and attractive niche market: Challenge Pumps is a recognized leader in underground mine dewatering solutions with differentiated application expertise, a strong installed base, and long-standing customer relationships. The company's proprietary technologies and systems capabilities complement Franklin Electric's existing mineral extraction portfolio and expand the company's ability to serve customers across a broader portion of the mine water-management lifecycle.
Expands recurring aftermarket revenue streams: More than 55% of Challenge Pumps' revenue over the past three years has been derived from recurring aftermarket activity, including replacement parts, service, and support of the installed base. The resulting revenue stream is supported by ongoing mine operations and equipment uptime requirements.
Creates attractive revenue and cost synergy opportunities: Franklin Electric’s established global commercial and operating footprint provides a more efficient path to international expansion than Challenge Pumps could develop independently. Franklin Electric expects to accelerate growth through broader customer access, local market presence and expanded aftermarket support, while also pursuing operating efficiencies across supply chain, logistics, manufacturing and shared services.
Supports strategy of long-term profitable growth: Challenge Pumps generated approximately US$52 million (A$73 million) of FY2026 revenue and approximately US $18 million (A$26 million) of EBITDA. Challenge recently completed a significant facility expansion, providing capacity to support future growth initiatives. The transaction is expected to support Franklin Electric's long-term growth and profitability objectives while expanding the company's presence in commercial and industrial end markets characterized by strong customer loyalty, recurring demand, and attractive returns.
Maintains strong financial position and flexibility to execute balanced capital allocation priorities: Franklin Electric expects to have a net leverage ratio1 of approximately 1.8x following the close of the transaction. Franklin Electric’s strong balance sheet and robust cash flows will create flexibility to continue to invest in key growth initiatives, while maintaining its strong track record of shareholder returns, including 34+ years of dividend growth.
Ruzynski added: “Challenge Pumps is a highly complementary addition to Franklin Electric. The company shares our focus on reliability, technical performance, customer service, and long-term partnerships. We are excited to welcome the Challenge team to Franklin Electric and look forward to supporting the company's next phase of growth.”

Transaction Details
The transaction is expected to close in 2026 following completion of the target's audit process and satisfaction of customary closing conditions.

Franklin Electric expects to fund the acquisition through a combination of cash on hand and borrowings under its existing credit facilities.

Following closing, Challenge Pumps is expected to be reported within Franklin Electric's Water Systems segment and will continue to go to market under the Challenge Pumps brand.

Forward Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements, including statements regarding the anticipated acquisition and anticipated benefits of Franklin Electric’s proposed acquisition of Challenge Pumps, expected financial performance and Adjusted EPS accretion, anticipated revenue and cost synergies, opportunities to expand Challenge Pumps’ business in existing and adjacent markets, integration plans, future margin and return objectives, expected leverage and capital allocation flexibility, and other expectations regarding the combined businesses. These forward-looking statements are based on information currently available to management and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

These risks and uncertainties include, among others, the ability to satisfy the conditions necessary to complete the acquisition and the timing of the closing of the transaction; Franklin Electric’s ability to successfully integrate Challenge Pumps; retain key customers, distributors, suppliers and employees; realize the anticipated strategic, financial and operating benefits of the acquisition, including expected revenue and cost synergies and Adjusted EPS accretion; manage integration costs, business disruption and potential unknown or contingent liabilities; achieve the performance conditions associated with the contingent earnout consideration; and successfully expand Challenge Pumps’ business in existing and adjacent markets. Additional risks and uncertainties include industry and market reaction to the transaction; general economic and currency conditions; conditions specific to Franklin Electric’s businesses and industries; weather conditions; market demand; competitive factors; changes in distribution channels; supply constraints; the effect of price increases; raw material, logistics and labor costs; technology factors; litigation; government and regulatory actions; changes in tariffs or the impact of any such changes on Franklin Electric’s financial results; accounting policies; and other risks detailed in Franklin Electric’s filings with the Securities and Exchange Commission, including Item 1A of Part I of its Annual Report on Form 10-K for the year ended December 31, 2025, and Item 1A of Part II of its subsequent Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements speak only as of the date of this release, and Franklin Electric assumes no obligation to update any forward-looking statements, except as required by law.

About Franklin Electric
Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and energy. Recognized as a technical leader in its products and services, Franklin Electric serves customers worldwide in residential, commercial, agricultural, industrial, municipal and fueling applications. Franklin Electric is proud to be recognized in Newsweek’s lists of America’s Most Responsible Companies 2025, Most Trustworthy Companies 2025, and Greenest Companies 2025.

1 Non-GAAP measures used above: 1) “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization expense, adjusted to exclude restructuring and realignment costs, special charges and tax-related special items, as applicable; 2) “EBITDA margin” is defined as Adjusted EBITDA divided by revenue; 3) “Adjusted Earnings Per Share” is defined as diluted earnings per share, adjusted to exclude restructuring and realignment costs, amortization of acquired intangible assets, gain or loss from sale of businesses, special charges and tax-related special items, as applicable; 4) “Net Leverage Ratio” is defined as total debt less cash and cash equivalents divided by Adjusted EBITDA.